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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 1, 2000
                              (February 15, 2000)

                         ------------------------------

                           PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                         0-23639                 62-1710772
(State or other jurisdiction      (Commission File Number)       (IRS Employer
     of incorporation)                                           Identification
                                                                    Number)

 105 Westwood Place
 Suite 400
 Brentwood, Tennessee                                        37027
 (Address of principal executive offices)                    (Zip Code)

                                 (615) 370-1377
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

         On February 15, 2000, Province Healthcare Company (the "Company"), through a limited partnership that is a subsidiary of the Company, entered into a long-term lease with the City of Ennis, Texas (the "Lease"), pursuant to which the City of Ennis, Texas agreed to lease to the Company the City of Ennis Hospital (the "Hospital") located in Ennis, Texas. The Lease commenced on February 15, 2000 and expires on February 14, 2030. The Lease is subject to three 10-year renewal terms at the option of the Company, and the lease payments total $3.0 million over the initial 30-year term.

         Upon commencement of the Lease, the Hospital contained 45 beds and provided emergency, skilled nursing, laboratory and radiology services. It is anticipated that the Company will begin operating the Hospital as a full service acute care facility by April 1, 2000.

         To finance the first lease payment, the Company borrowed $2.0 million pursuant to the terms of its Second Amended and Restated Credit Facility with a syndicate of banks led by First Union National Bank, as Agent.

         As a result of the lease of the Hospital, the Company now owns or leases 15 hospitals in eight states with a total of 1,327 licensed beds. The Company also provides management services to 48 primarily non-urban hospitals in 18 states and Puerto Rico with a total of 3,584 licensed beds.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Exhibit

             99.1 Copy of the press release, dated February 16, 2000, relating to the lease of the City of Ennis Hospital.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PROVINCE HEALTHCARE COMPANY


                                           By: /s/ Brenda B. Rector
                                              ---------------------------------
                                               Brenda B. Rector
                                               Vice President and Controller

Date: March 1, 2000